Exhibit 10.1

AGREEMENT TO AMEND AND RESTATE WARRANT

This Agreement to Amend and Restate Warrant (this “Agreement”) is entered into as of September 29, 2026, by and between Nexentis Technologies Inc., a Nevada corporation (the “Company”), and L.I.A. Pure Capital Ltd. (the “Holder”).

WHEREAS, the Company issued to the Holder a warrant on October 1, 2024 to purchase shares of the Company’s common stock in connection with a loan facility agreement, which warrant was subsequently amended, including in connection with the amended and restated facility agreement dated May 27, 2026 (as amended, the “Original Warrant” and the “Amended and Restated Facility Agreement”, respectively); and

WHEREAS, the Company and the Holder desire to further amend and restate the Original Warrant in the form attached to this Agreement as Exhibit A (the “Amended and Restated Warrant”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Amendment and Restatement. Effective as of the date of this Agreement, the Original Warrant is amended and restated in its entirety in the form of the Amended and Restated Warrant attached as Exhibit A. The Holder accepts and agrees to be bound by the Amended and Restated Warrant.

2.	Deletion of Section 8.2 of Facility Agreement. The Company and the Holder hereby agree that Section 8.2 of the Amended and Restated Facility Agreement is hereby deleted in its entirety and shall be of no further force or effect.

3.	Replacement of Original Warrant. From and after the date of this Agreement, the Amended and Restated Warrant supersedes and replaces the Original Warrant in its entirety. The Original Warrant will have no further force or effect.

4.	Authority. Each party represents that it has the requisite power and authority to enter into this Agreement and that this Agreement has been duly authorized, executed and delivered by such party.

5.	Miscellaneous. This Agreement may be executed in counterparts and by electronic signature, each of which will be deemed an original and all of which together will constitute one instrument. This Agreement and the Amended and Restated Warrant constitute the entire agreement of the parties regarding the amendment and restatement of the Original Warrant. This Agreement will be governed by the same law that governs the Amended and Restated Warrant.

[Signature Page Follows]

[NXTS Agreement to Amend and Restate Warrant – Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEXENTIS TECHNOLOGIES INC.		L.I.A Pure Capital Ltd.

By:	/s/ David Palach	By:	/s/ Kfir Zilberman
Name:	David Palach	Name:	Kfir Zilberman
Title:	CEO	Title:	CEO

Exhibit A

Amended and Restated Warrant

(attached)